UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, David Smith joined Innovative Industrial Properties, Inc. (the “Company”) as Chief Financial Officer and Treasurer. In addition, Mr. Smith was appointed to serve as the Company’s Principal Financial Officer.

Mr. Smith, age 42, previously served as Executive Vice President and Chief Financial Officer of Aventine Property Group, Inc. (“Aventine”), a privately-held real estate investment trust (“REIT”) focused on the regulated cannabis industry, since Aventine’s spin-off from Treehouse Real Estate Investment Trust, Inc. (“Treehouse”) in January 2021. Mr. Smith held the same roles at Treehouse, a privately-held REIT focused on the regulated cannabis industry, from October 2019 through December 2020. Prior to Treehouse, Mr. Smith served as the Executive Vice President and Chief Financial Officer of New Senior Investment Group Inc. (NYSE: SNR) (“New Senior”) from January 2019 to September 2019. Mr. Smith joined New Senior from its financial sponsor, Fortress Investment Group, where he was in the Private Equity Group as Managing Director from September 2016 to January 2019 and Vice President from September 2014 to September 2016, leading New Senior’s capital markets and investor relations activities. Prior to Fortress, Mr. Smith served as Managing Director, Capital Markets & Investor Relations at Aviv REIT, Inc. (NYSE: AVIV) (“Aviv REIT”) from April 2012 to August 2014. Prior to Aviv REIT, Mr. Smith held various finance, capital markets, and investor relations roles at Ventas (NYSE: VTR) from November 2006 to March 2012. He began his career in the real estate investment banking group at A.G. Edwards. Mr. Smith received a Bachelor of Science degree with honors in Finance from the University of Wisconsin-La Crosse.

Also effective March 29, 2023, the Board of Directors (the “Board”) of the Company approved an annual base salary for Mr. Smith of $400,000 and a grant of 13,080 restricted stock units (“RSUs”). Each RSU represents the contingent right to receive, upon the vesting of the RSU, one share of the Company’s common stock. The RSUs are released from forfeiture restrictions on each of January 1, 2024, January 1, 2025 and January 1, 2026, provided that Mr. Smith continues to be an employee of the Company or a non-employee member of the Board on each such date. Mr. Smith elected to defer settlement of the RSUs pursuant to the Company’s Nonqualified Deferred Compensation Plan. The RSUs were issued to Mr. Smith pursuant to a Restricted Stock Unit Award Agreement (“RSU Agreement”) under the Company’s 2016 Omnibus Incentive Plan.

In connection with his employment, the Company entered into a severance and change of control agreement with Mr. Smith (the “Severance and Change of Control Agreement”). The Severance and Change of Control Agreement will expire on December 31, 2025, but includes an automatic renewal provision under which it automatically renews for successive three-year terms unless either party gives written notice of non-renewal within 90 days before the end of the then-current term. The remaining terms of the Severance and Change of Control Agreement are in the same form as the severance and change of control agreement the Company has entered into with Catherine Hastings, which is described under the heading “Executive Compensation – Compensation Tables – Severance and Change of Control Agreements” in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022.

In addition, Mr. Smith entered into an indemnification agreement with the Company in the form the Company has entered into with its other executive officers and directors. A copy of the Company’s form of  indemnification agreement was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023.

Also effective March 29, 2023, concurrent with Mr. Smith’s appointment, Catherine Hastings was promoted to Chief Operating Officer of the Company, in lieu of her prior position as the Company’s Chief Financial Officer and Treasurer.

Copies of the RSU Agreement and Severance and Change of Control Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the RSU Agreement and Severance and Change of Control Agreement are qualified in their entirety by reference to the full texts of the RSU Agreement and Severance and Change of Control Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1+	Form of Restricted Stock Unit Award Agreement.(1)
10.2+*	Severance and Change of Control Agreement dated March 29, 2023 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and David Smith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Indicates management contract or compensatory plan.

(1)	Incorporated by reference to Exhibit 10.1 to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer